SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


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Check the appropriate box:

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                                   PACIFICORP
                (Name of Registrant as Specified in Its Charter)

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     (4)  Date Filed:

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[PacifiCorp logo]                                           [ScottishPower Logo]

For further information:

Rachel Sherrard, ScottishPower (media), 503-797-7567
Leslie Carlson, PacifiCorp (media), 503-813-7282
Angela Hult, PacifiCorp (investors) 503-813-7234



June 10, 1999


        CALIFORNIA FIRST STATE TO APPROVE SCOTTISHPOWER/PACIFICORP MERGER

Portland, Oregon - ScottishPower and PacifiCorp announced today that the California Public Utilities Commission authorized the approval of the companies' merger application. This marks the achievement of the first of six state regulatory approvals necessary for the merger to be completed. The Commission also noted that it would continue to exercise its regulatory authority over PacifiCorp, thereby ensuring continued protection of the interest of customers.

Alan Richardson, CEO designate of PacifiCorp said, "We are pleased that the California Public Utilities Commission has recognized the benefits this merger will bring to PacifiCorp's customers and have authorized the approval of the merger. This announcement marks a significant milestone in the completion of the merger transaction, which we expect to achieve by the end of this year."


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